SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 6, 2008
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01— ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     As Ashford Hospitality Trust, Inc. (the “Company”) previously reported on its Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on January 24, 2008, the Company agreed to form one or more joint ventures with Prudential Real Estate Investors (“PREI”) to invest in structured debt and equity hotel investments in the United States pursuant to that certain Investment Program Agreement between Ashford Hospitality Finance, LP, an affiliate of the Company (“AHF”), and Prudential Investment Management, Inc., an affiliate of PREI (the “Program Agreement”). On February 6, 2008, in connection with the sale by the Company of $16.0 million of mezzanine notes receivable (the “Mezz Notes”) to PIM Ashford Venture I, LLC (the “Joint Venture”), AHF and PRISA III Investments, LLC, an affiliate of PREI, entered into that certain Limited Liability Company Agreement (the “JV Agreement”) of the Joint Venture. Initially the Joint Venture shall oversee its investment in the Mezz Notes, but may, in the future, identify, acquire, own, administer, sell dispose of or otherwise deal with certain additional investments, each in accordance with the Program Agreement. The above description of the JV Agreement and the Joint Venture do not purport to be complete and is qualified in its entirety by the JV Agreement as it will be filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2007.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 12, 2008

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ David A. Brooks
David A. Brooks
Chief Legal Officer